Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 275577 on Form S-8 of our report dated April 5, 2024, relating to the financial statements of Better Home & Finance Holding Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/Deloitte & Touche LLP

New York, NY

April 5, 2024